Exhibit 3.131

STATE OF NEW JERSEY
DEPARTMENT OF TREASURY
FILING CERTIFICATION (CERTIFIED COPY)

WARNER/CHAPPELL MUSIC (SERVICES), INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certificate Of Incorporation And Name Change as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have
hereunto set my hand and
affixed my Official Seal
at Trenton, this
22nd day of January, 2004

[SEAL]	/s/ John E McCormac
John E McCormac, CPA
State Treasurer

CERTIFICATE OF INCORPORATION

OF

MUSIC DISTRIBUTION CENTRE LTD.

To:                              Secretary of State
State of New Jersey

Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

FIRST:  The name of the corporation (hereinafter called the “corporation”) is MUSIC DISTRIBUTION CENTRE LTD.

SECOND:  The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and in addition and without limiting the generality of the foregoing, for the following purpose or purposes:

To carry on the general business of public warehousing, storage, wharfage and forwarding, and to erect, maintain and acquire, by lease, purchase, for otherwise, public warehouses, buildings and facilities for the storage of property of others for compensation and to own, rent or lease, or otherwise dispose thereof; to issue storage, dock, and warehouse receipts and bills of lading, negotiable and non-negotiable, covering various kinds of goods, wares, and merchandise; to advance freights, duties, fire and marine insurance, and liens of every kind and nature upon goods, wares and merchandise received on storage or for the purpose of being warehoused or forwarded upon the pledge of said goods, wares, and merchandise, or upon the pledge of storage, dock, or warehouse receipts therefor, or otherwise; the packing, crating, boxing, and preparing for removal for shipment or storage of portable property of every description; the moving, coveying, and delivering of goods, wares, and merchandise of every description; the execution of contracts or bonds necessary to make any warehouse of the corporation a bonded warehouse, whether the same be entered into with or for the benefit of any government, state, or government sub-division or otherwise, and generally to enter into and perform all and any contracts, carry on any transaction, business, or operation commonly carried on or undertaken in the business of storage, wharfage, warehousing and forwarding, bonded or otherwise, and in the business of moving, conveying, and delivering goods, wares, and merchandise, or in the packing, crating, and preparing the same for moving, shipping, shipping, or storage, and also to do any and connected with, incidental, appertaining to furtherance of, all or any part of the purpose

1

set forth, and generally to engage in the public warehousing business in all its branches.

To furnish and supply facilities for the business of storage, consolidation, distribution, and loading of freight, goods, wares, and merchandise for hire; to construct buildings, depots, refrigeration plants, warehouses, tramways, docks, piers, basins, slips, elevators, and other facilities, useful or necessary for transportation purposes, and all kinds of loading and unloading facilities, docking, berthing, terminal, and transfer facilities, necessary, useful, and incidental to the business of this character.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with, any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other work and any interest or rights therein; to take, lease, purchase or otherwise acquire, and to own, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in and dispose of as principal, agent, broker, and in any lawful capacity, such

2

personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, hold, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)          inventions, devices, formulae, processes and any improvements and modifications thereof;

(b)         letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c)          franchises, licenses, grants and concessions.

To have all of the powers conferred upon corporations organized under the New Jersey Business Corporation Act.

* * * * * * *

NO PAR SHARES

THIRD:   The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000), all of which are without par value, and all of which are of the same class.

FOURTH:   The address of the initial registered office of the corporation within the State of New Jersey is [ILLEGIBLE] Place, c/o First Jersey National Bank, Jersey City, New Jersey, 07303; and the name of the initial registered [ILLEGIBLE] age at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

FIFTH:   The number of directors constituting the first Board of Directors of the corporation is three; and the [ILLEGIBLE] address of the persons who are to serve as the first directors of the corporation are as follows:

3

NAME	ADDRESS

Richard Soley	4 Silver Spring Road, West Orange, N.J.
Caesar Kimmel	32 East Drive, Livingston, N.J.
Ralph Peterson	575 Gail Court, Teaneck, N.J.

SIXTH: The name and the address of the incorporator are as follows:

NAME	ADDRESS

Norman K. Samnick	42-10 Colden Street, Flushing, N.Y.

SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

1.               The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

2.               A majority of the entire Board of Directors of the corporation shall constitute a quorum for the transaction of business except that the By-Laws may prescribe a lesser proportion, consistent with the provisions of the New Jersey Business Corporation Act, in the event of a vacancy or vacancies in the entire Board.

3.               One or more or all the directors of the corporation may be removed for cause by the shareholders by the affirmative vote or the majority of the votes cast by the holders of shares entitled to vote for the election of directors; and one or more or all the directors may be removed without cause by like vote of said shareholders. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

4.               In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships may be filled by the Board of Directors.

5.               The corporation is hereby authorized to lend money to, or guarantee any obligation of, or otherwise assist, any officer of other employee of the corporation or of any subsidiary, whether or not such officer or employee is a director thereof, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation.

4

6.               The Corporation shall have the power, to the full extent permitted by the New Jersey Business Corporation Act, to indemnify each corporate agent as the term “corporate agent” is defined by said Act.

7.               Except as otherwise provided by the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act, the certificate of incorporation, or the by-laws of the corporation may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present. In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held, and the written consents of the shareholders consenting thereto shall be filed within the minutes of proceedings of shareholders.

* * * * * * * *

GRANT PREEMPTIVE RIGHTS

EIGHTH:    Each share of the corporation shall entitle the holder thereof to a preemptive rights, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the corporation or any equity and/or voting shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of the same class of the corporation or of equity and/or voting shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of the same class of the corporation or equity and/or voting shares of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.

NINTH:    The duration of the corporation is to be perpetual.

Signed on Oct 13, 1970.

/s/ Norman K. Samnick
Norman K. Samnick
Incorporator

5

FILED AND RECORDED

OCT 19 1970

/s/ [ILLEGIBLE]
SECRETARY OF STATE

LICENSE FEE	10.00
[ILLEGIBLE] FEE	25.00
[ILLEGIBLE]	6.00
[ILLEGIBLE] COPY	5.00
[ILLEGIBLE] STATE	—
$46.00

[ILLEGIBLE]

NCB
FILED

DEC 17 1990

JOAN HABERLE
Secretary of State

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
OF INCORPORATION

OF

MUSIC DISTRIBUTION CENTER LTD.

TO:                            The Secretary of State
State of New Jersey

Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.                                       The name of the corporation is

WARNER/ CHAPPELL MUSIC (SERVICES), INC.

2.                                       The following is a copy of a resolution duly adopted by the Board of Directors of the corporation on December 3, 1990, pursuant to authority conferred upon the said Board of Directors by the Certificate of Incorporation:

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

The name of the corporation (hereinafter called the “corporation” is WARNER/ CHAPPELL MUSIC (SERVICES), INC.

Dated this 3rd day of December, 1990.

MUSIC DISTRIBUTION CENTRE LTD.

By	/s/ Bernard R. Sorkin
Bernard R. Sorkin
Vice President

STATE OF NEW JERSEY
DEPARTMENT OF TREASURY
FILING CERTIFICATION (CERTIFIED COPY)

WARNER/ CHAPPELL MUSIC (SERVICES), INC.

I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the

Certificate Of Incorporation

And Name Change

as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

IN TESTIMONY WHEREOF, I have
hereunto set my hand and
affixed my Official Seal at
Trenton, this 22nd day of
January, 2004

[SEAL]	/s/ John E McCormac
John E McCormac, CPA
State Treasurer

CERTIFICATE OF INCORPORATION

OF

MUSIC DISTRIBUTION CENTRE LTD.

To:                              Secretary of State
State of New Jersey

Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 21 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

FIRST:       The name of the corporation (hereinafter called the “corporation”) is MUSIC DISTRIBUTION CENTRE LTD.

SECOND:   The corporation is organized to engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act, and, in addition and without limiting the generality of the foregoing, for the following purpose or purposes:

To carry on the general business of public warehousing, storage, wharfage and forwarding, and to erect, maintain and acquire, by lease, purchase, or otherwise, public warehouses, buildings and facilities for the storage of property of others for compensation, and to own, rent or lease, or otherwise dispose thereof; to issue storage, dock, and warehouse receipts and bills of lading, negotiable and non-negotiable, covering various kinds of goods, wares, and merchandise; to advance freights, duties, fire and marine insurance, and liens of every kind and nature upon goods, wares, and merchandise received on storage or for the purpose of being warehoused or forwarded upon the pledge of said goods, wages, and merchandise, or upon the pledge of storage, dock, or warehouse receipts therefore, or otherwise; the packing, crating, boxing, and preparing for removal for shipment or storage of portable property of every description; the moving, coveying, and delivery of goods, wares, and merchandise of every description; the execution of contracts or bonds necessary to make any warehouse of the corporation a bonded warehouse, whether the same be entered into with or for the benefit of any government, state, or government subdivision or otherwise, and generally to enter into and perform all and any contracts, carry on any transaction, business, or operation commonly carried on or undertaken in the business of storage, wharfage, warehousing, and forwarding, bonded or otherwise, and in the business of moving, conveying, and delivering goods, wares, and merchandise, or in the packing, crating, boxing, and preparing the same for moving, shipping, transshipping, or storage, and also to do any and every thing connected with, incidental, appertaining to, or in furtherance of, all or any part of the purposes herein set forth, and generally to engage in the public warehousing business in all its branches.

To furnish and supply facilities for the business of storage, consolidation, distribution, and loading of freight, goods, wares, and merchandise for hire; to construct buildings, depots, refrigeration plants, warehouses, tramways, docks, piers, basins, slips, elevators, and other facilities, useful or necessary for transportation purposes, and all kinds of loading and unloading facilities, necessary, useful, and incidental to the business of this character.

To carry on a general mercantile, industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, options, franchises, and other rights in respect of, and generally deal in and with, at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed property of any and all kinds, together with the components, resultants, and by-products thereof; to acquire by purchase or otherwise own, hold, lease, mortgage, sell, or otherwise dispose of, erect, construct, make, alter, enlarge, improve, and to aid or subscribe toward the construction, acquisition or improvement of any factories, shops, storehouses, buildings, and commercial and retail establishments of every character, including all equipment, fixtures, machinery, implements and supplies necessary, or incidental to, or connected with any of the purposes or business of the corporation; and generally to perform any and all acts connected therewith or arising therefrom or incidental thereto, and all acts proper or necessary for the purpose of the business.

To engage generally in the real estate business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, lease, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in and dispose of real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, hold, sell, convey, exchange, hire, lease, pledge, mortgage, and otherwise handle, and deal in any dispose of, any principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, choses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, hold, or disposed of; and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, subcontractor, and in any other lawful capacity.

To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:

(a)  inventions, devices, formulae, processes and any improvements and modifications thereof;

(b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

(c) franchises, licenses, grants and concessions.

To have all of the powers conferred upon corporations organized under the New Jersey Business Corporation Act.

* * * * * * *

NO PAR SHARES

THIRD:   The aggregate number of shares which the corporation shall have authority to issue is One Thousand (1,000), all of which are without par value, and all of which are of the same class.

FOURTH:   The address of the initial registered office of the corporation within the State of New Jersey is l Exchange Place, c/o First Jersey National Bank, Jersey City, New Jersey, 07303; and the name of the initial registered agent, at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

FIFTH:   The number of directors constituting the first Board of Directors of the corporation is three; and the name and address of the persons who are to serve as the first directors of the corporation are as follows:

NAME	ADDRESS

Richard Seley	4 Silver Spring Road, West Orange, N.J.
Caesar Kimmel	32 East Drive, Livingston, N.J.
Ralph Peterson	575 Gail Court, Teaneck, N.J.

SIXTH:   The name and the address of the incorporator are as follows:

NAME	ADDRESS

Norman K. Samnick	42-10 Colden Street, Flushing, N.Y.

SEVENTH:   For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

1.   The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

2.   A majority of the entire Board of Directors of the corporation shall constitute a quorum for the transaction of business except that the By-Laws may prescribe a lesser proportion, consistent with the provisions of the New Jersey Business Corporation Act, in the event of a vacancy or vacancies in the entire Board.

3.   One or more or all the directors of the corporation may be removed for cause by the shareholders by the affirmative vote or the majority of the votes cast by the holders of shares entitled to vote for the election of directors; and one or more or all the directors may be removed without cause by like vote of said shareholders.  The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

4.   In the Interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, newly created directorships may be filled by the Board of Directors.

5.   The corporation is hereby authorized to lend money to, or guarantee any obligation of, or otherwise assist, any officer of other employee of the corporation or of any subsidiary, whether or not such officer or employee is a director thereof, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation.

6.   The corporation shall have the power, to the full extent permitted by the New Jersey Business Corporation Act, to indemnify each corporate agent as the term “corporate agent” is defined by said Act.

7.   Except as otherwise provided by the New Jersey Business Corporation Act, any action required or permitted to be taken at a meeting of shareholders by the New Jersey Business Corporation Act, the certificate of incorporation, or the by-laws of the corporation may be taken without a meeting upon the written consent of less than all the shareholders entitled to vote thereon if the shareholders who so consent would be entitled to cast at least the minimum number of votes which would be required to take such action at a meeting at which all shareholders entitled to vote thereon were present. In the event of such written action, prompt notice of such action shall be given to all shareholders who would have been entitled to vote upon the action if such meeting were held, and the written consents of the shareholders consenting thereto shall be filed within the minutes of proceedings of shareholders.

* * * * * * * *

GRANT PREEMPTIVE RIGHTS

EIGHTH: Each share of the corporation shall entitle the holder thereof to a preemptive rights, for a period of thirty days, to subscribe for, purchase, or otherwise acquire any shares of the same class of the corporation or any equity and/or voting shares of any class of the corporation which the corporation proposes to issue or any rights or options which the corporation proposes to grant for the purchase of shares of the same class of the corporation or of equity and/or voting shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights, to subscribe for, purchase, or otherwise acquire shares of the same class of the corporation or equity and/or voting shares of any class of the corporation, whether now or hereafter authorized or created, whether having unissued or treasury status, and whether the proposed issue, reissue, transfer, or grant is for cash, property, or any other lawful consideration; and after the expiration of said thirty days, any and all of such shares, rights, options, bonds, securities, or obligations of the corporation may be issued, reissued, transferred, or granted by the Board of Directors, as the case may be, to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine. As used herein, the terms “equity shares” and “voting shares” shall mean, respectively, shares which confer unlimited dividend rights and shares which confer unlimited voting rights in the election of one or more directors.

NINTH: The duration of the corporation is to be perpetual.

Signed on Oct 13, 1970.

/s/ Norman K. Samnick
Norman K. Samnick
Incorporator

S136924

FILED AND RECORDED

OCT 19 1970

/s/ ILLEGIBLE
SECRETARY OF STATE

LICENSE FEE	10.00
FILING FEE	25.00
[ILLEGIBLE]	6.00
[ILLEGIBLE] COPY	5.00
[ILLEGIBLE] STATE	—
$46.00

PRENTICE HALL, INC.
521 Fifth Ave.
New York, N.Y. 10007

FILED
DEC 17 1990
JOAN HABERLE
Secretary of State

CERTIFICATE OF AMENDMENT TO THE CERTIFICATE
OF INCORPORATION

OF

MUSIC DISTRIBUTION CENTRE LTD.

TO:                            The Secretary of State

State of New Jersey

Pursuant to the provisions of Section 14A:7-2(2) of the New Jersey Business Corporation Act, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.               The name of the corporation is

WARNER/CHAPPELL MUSIC (SERVICES), INC.

2.               The following is a copy of a resolution duly adopted by the Board of Directors of the corporation on December 3, 1990, pursuant to authority conferred upon the said Board of Directors by the Certificate of Incorporation:

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

The name of the corporation (hereinafter called the “corporation” is WARNER/CHAPPELL MUSIC (SERVICES), INC.

Dated this 3rd day of December, 1990.

MUSIC DISTRIBUTION CENTRE LTD.

By	/s/ Bernard R. Sorkin
Bernard R. Sorkin
Vice President